                                                                    EXHIBIT 99.1

December 1, 1998



The Irvine Company
550 Newport Center Drive
Newport Beach, CA  92660

Attention:        Mr. Michael McKee
                  Chief Financial Officer

                  Re:      Proposed $350,000,000 Credit Facility

Ladies and Gentlemen:

You are hereby advised that Bank of America National Trust and Savings Association ("Bank") has committed to provide a credit facility to The Irvine Company ("Borrower") in the amount, on the terms, and subject to the conditions set forth in the attached Summary of Terms and Conditions of even date herewith.

This commitment shall terminate upon the first to occur of the following:

a) Failure by Borrower to deliver a written acceptance of this commitment and payment of the underwriting fee described below on or before December 4, 1998; or

b)      May 31, 1999 (if closing of the Facility does not occur prior to this date).

By execution of this letter (the "Commitment Letter"), Borrower agrees to pay all costs and expenses incurred by Bank in connection with the proposed credit facility (including without limitation fees and costs of Bank's counsel), irrespective of whether loan documents for the credit facility ("Loan Documents") are executed or loan proceeds are advanced.

This Commitment Letter and the conditions set forth in the attached Summary of Terms and Conditions are not meant to be, nor shall they be construed as an attempt to define all of the terms and conditions of the credit facility described herein. Rather, it is intended only to outline certain basic points of understanding around which the legal documentation is to be structured. Further negotiations will not be precluded by the issuance of this Commitment Letter and its acceptance by Borrower.

This Commitment Letter and the rights of Borrower hereunder may not be assigned by Borrower. Bank shall have the right to assign or grant participating interests in the credit facility provided pursuant to this commitment to the extent provided in the Loan Documents.

The terms contained in this Commitment Letter and the Summary of Terms and Conditions attached hereto are confidential and, except for disclosure to the boards of directors, officers and employees of Borrower, Irvine Apartment Communities, Inc. ("IAC") and the limited liability company ("Newco") which is to be formed by Borrower and Irvine Community Development Company ("ICDC") to acquire the assets of, or merge with, IAC, to professional advisors retained by each of them in connection with this transaction, to the Securities and Exchange Commission, or as may be required by law, may not be disclosed in whole or in part to any other person or entity without the prior written consent of Bank.

In order to accept this commitment, please execute a copy of this letter and return it to this office, together with payment in immediately available funds of an underwriting fee as outlined in the separate fee letter ("Fee Letter") of this date. All fees paid herewith will be non-refundable irrespective of whether Loan Documents are executed or loan proceeds are advanced.

Very truly yours,


Bank of America National Trust and Savings Association

By:  /S/ ELENA BENNETT
     -----------------------
         Elena Bennett
         Vice President


Accepted on this 1st day of December, 1998

The Irvine Company

By:  /S/ MICHAEL D. MCKEE
     -----------------------

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                         SUMMARY OF TERMS AND CONDITIONS
--------------------------------------------------------------------------------

                               THE IRVINE COMPANY

                                  $350,000,000
                              ACQUISITION TERM LOAN

--------------------------------------------------------------------------------

THIS SUMMARY OF TERMS AND CONDITIONS (THE "TERM SHEET") DOES NOT ATTEMPT TO DESCRIBE ALL TERMS AND CONDITIONS THAT WOULD PERTAIN TO THIS FACILITY, NOR DO ITS TERMS SUGGEST THE SPECIFIC PHRASING OF DOCUMENTATION CLAUSES. INSTEAD, IT IS INTENDED TO OUTLINE CERTAIN BASIC POINTS OF BUSINESS UNDERSTANDING AROUND WHICH THE FACILITY WILL BE STRUCTURED.

--------------------------------------------------------------------------------

BORROWER:                             The Irvine Company ("TIC" or "BORROWER")

ARRANGER:                             Bank of America and/or its affiliate will
                                      underwrite the $350,000,000 facility
                                      ("Facility"). The arranger would attempt to syndicate Facility to financial institutions reasonably acceptable to the
                                      Borrower and to Administrative Agent
                                      (defined below).

ADMINISTRATIVE AGENT:                 Bank of America NT & SA ("BANK OF AMERICA"
                                      or "BANK") in its capacity as the
                                      Administrative Agent and Arranger.

FACILITY:                             $350,000,000 secured term loan

SECURITY:                             Perfected security interest covering
                                      approximately 27,624,000 partnership units of Irvine Apartment Communities, LP
                                      ("Limited Partnership") as more fully
                                      described below under Documentation
                                      subparagraph (c).

PURPOSE: Proceeds of the loan will be used by Borrower to contribute as equity to Newco (as previously defined) funds to facilitate the acquisition of outstanding REIT shares of Irvine Apartment Communities, Inc. ("IAC") which Borrower does not presently own. This will be a "Going Private" transaction.

MATURITY:                             The earlier of May 31, 2001 or two years
                                      from transaction closing.


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[LOGO]                                                              CONFIDENTIAL
BANKAMERICA                                                     DECEMBER 1, 1998


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THE IRVINE COMPANY                               SUMMARY OF TERMS AND CONDITIONS
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EXTENSION OPTION:                     One year extension option available at
                                      Borrower's request upon payment of
                                      extension fee and subject to a) written
                                      request no later than 60 days prior to
                                      the Maturity and b) the existence of no
                                      defaults at time of extension.

REPAYMENT:                            Interest payable monthly, principal
                                      amortization as scheduled below.

AMORTIZATION:                         $14,584,000 per quarter (including
                                      extension period).


CONDITIONS PRECEDENT:                 Standard for facilities of this type.

PRICING :                             Year 1:                   LIBOR + .95
                                      Year 2:                   LIBOR + 1.10
                                      Extension option:         LIBOR + 1.35

                                      LIBOR fixings notifications and minimum
                                      funding contract amounts will be included in documentation. Formal funding requests must be delivered to Bank of America's Loan Administration offices in Irvine, CA.

                                      Funding of Facility to occur no later than 5/31/99 and any unused commitment will be collapsed 6/1/99. Up to three separate fundings in minimum amounts of $50MM will be permitted to occur no later than 5/31/99. If any fundings are to be made prior to the delivery of security, such fundings will be made into an escrow account from which release of funds will be conditioned upon Borrower's satisfaction of terms and conditions herein including, but not limited to Borrower providing a security interest in specified collateral.


OTHER FEES:                           FACILITY FEE:
                                         - Paid at closing as specified in the
                                           Fee Letter of this date.

                                      EXTENSION FEE:
                                         - Paid upon election of the extension
                                           as specified in the Fee Letter of
                                           this date.

                                      AGENCY FEE:
                                         - Payable to Bank of America only,
                                           annually in advance (pro-rated) as
                                           specified in Fee Letter of this date.


TIC FINANCIAL                         Required financial covenants and
COVENANTS AND DEFINITIONS:            definitions are outlined in
                                      Exhibit A.


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[LOGO]                                                              CONFIDENTIAL
BANKAMERICA                                                     DECEMBER 1, 1998

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



THE IRVINE COMPANY                               SUMMARY OF TERMS AND CONDITIONS
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COVENANTS PERTAINING TO LIMITED       UNENCUMBERED ASSETS:
PARTNERSHIP:                          Borrower and related Irvine Company
                                      entities, in their capacity as 99% owner of Limited Partnership, agree that Limited
                                      Partnership will maintain unencumbered
                                      stabilized apartment properties equal to
                                      1.50x coverage of the outstanding balance of the Facility.

                                      MAINTENANCE OF OWNERSHIP:
                                      Borrower and related Irvine Company
                                      entities will at all times own 99% of the operating partnership units of Limited Partnership.

                                      NO ADDITIONAL UNSECURED DEBT:
                                      Borrower and related Irvine Company
                                      entities, in their capacity as 99% owner of Limited Partnership agree that Limited Partnership will not obtain additional unsecured debt. Refinance and/or replacement of existing debt is permitted.

                                      UNCONSOLIDATED LEVERAGE RATIO:
                                                       (Measured Quarterly)

                                              - Not to exceed:   1.50: 1

                                      DEFINED AS Total Liabilities to Total
                                      Partnership Capital

                                      MINIMUM UNCONSOLIDATED  FIXED CHARGE
                                      COVERAGE RATIO:  (Measured Quarterly)

                                              - Not less than   1.75:1

                                                 DEFINED AS:
                                           - Trailing 4 quarter EBITDA divided
                                             by the sum of a) Interest Incurred
                                             plus b) scheduled principal
                                             amortization plus c) dividends on
                                             preferred stock payable plus d) the
                                             amount of recurring capital
                                             expenditures during the period.

COVENANTS PERTAINING TO NEWCO         Newco shall have the following covenants
                                      and restrictions:

                                       -  Bank to have approval over all
                                          formation documents of Newco;

                                       -  Newco is prohibited from incurring any
                                          indebtedness including any negative
                                          pledges or further pledges of
                                          ownership interests in the members;

                                       -  The sole assets of Newco shall be the
                                          partnership units of Limited
                                          Partnership, stock of IAC Capital
                                          Trust and cash;

                                       -  TIC will be required to be the
                                          managing member of Newco and retain
                                          voting control;

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[LOGO]                                                              CONFIDENTIAL
BANKAMERICA                                                     DECEMBER 1, 1998

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



THE IRVINE COMPANY                               SUMMARY OF TERMS AND CONDITIONS
--------------------------------------------------------------------------------

NEGATIVE COVENANTS:                   Standard for facilities of this type, to
                                      include but not be limited to:

                                     - Restrictions on Mergers, Consolidations, and Transfers of Assets;

                                     -  Restrictions on Change in Nature of
                                        Business.

AFFIRMATIVE COVENANTS:                Standard for facilities of this type, to
                                      include but not to be limited to:

                                     -  Compliance with Laws;

                                     -  Payment of Taxes;

                                     -  Maintenance of Insurance;

                                     -  Preservations of Corporate Existence;

                                     -  Reporting Requirements standard for
                                        facilities of this type and other
                                        requirements as may reasonably be
                                        required by the Agent on behalf of the
                                        Lenders;

                                     -  Maintenance of Books and Records;

                                     -  Compliance with ERISA, environmental
                                        laws, and other regulations;

                                     -  Maintenance of Properties; and

                                     -  Performance of all Material Obligations.

OTHER                                 The proceeds from any public or private
CONDITIONS                            debt issuances and securitizations will
                                      be required to be applied against the
                                      subject facility in the following order:

                                           a)    First to any balloon payment
                                           b)    Second to any amortization
                                                 requirements.

                                      Proceeds from individual project financing and secured construction financing will not be required to prepay the subject facility.

                                      Subject Facility will be cross-defaulted to all TIC and Limited Partnership unsecured debt.

CONDITIONS PRECEDENT:                 The obligation of Bank to provide the
                                      credit facility which is the subject of
                                      this letter is subject to the
                                      satisfaction, at Borrower's sole cost and expense, of the following conditions precedent:

CHANGE IN MARKET CONDITIONS:          The terms and conditions contained herein
                                      are subject to there being no material
                                      adverse change in the financial condition of the Borrower between the time this offer is accepted by the Borrower and the closing of the transactions contemplated hereby.

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[LOGO]                                                              CONFIDENTIAL
BANKAMERICA                                                     DECEMBER 1, 1998

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


THE IRVINE COMPANY                               SUMMARY OF TERMS AND CONDITIONS
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CLEAR MARKET PROVISION:                From the date of acceptance of an offer
                                       through the later of 5/31/99, or the
                                       completion of the general syndication (as determined by the Arranger, but in no event later than 9/30/99), the Borrower agrees that no other similar credit facilities or debts issued by the Borrower would be syndicated or privately placed which might, in the Arranger's opinion, have a detrimental effect on the successful completion of the transaction described herein, and would advise the Arranger immediately if any issue is contemplated. Borrower has notified Bank that syndications by Borrower of a $120MM secured retail facility and a total of $200MM of secured industrial facilities are in process. Borrower will work cooperatively with Bank to ensure successful syndication of the Facility if competing syndications occur.

DOCUMENTATION:                         The Borrower and Bank shall have executed
                                       and delivered Loan Documents and related documents in form and content satisfactory to each of them, including without limitation the following:

                                       a)      Loan Agreement;
                                       b)      Promissory note;
                                       c)      Pledge and  security  agreement
                                               executed by Borrower granting a
                                               security interest in favor of
                                               Bank, as collateral security for
                                               the obligations of Borrower under
                                               the Loan Agreement, promissory
                                               note and other Loan Documents, in
                                               and to (i) the Borrower's
                                               membership interest in Newco and
                                               (ii) all of the partnership units
                                               in Limited Partnership owned by
                                               Borrower other than the
                                               12,500,000 units required
                                               pursuant to Borrower's unsecured
                                               credit agreements to be held free
                                               and clear of encumbrances;


                                       d)      Such documents as may be
                                               necessary in order to perfect the
                                               security interest granted
                                               pursuant to the pledge and
                                               security agreement described in
                                               clause c) above as first priority
                                               security interest in the subject
                                               interests;

                                       e)      Such certified resolutions of
                                               Borrower, Newco, IAC, Limited
                                               Partnership and ICDC as Bank may
                                               reasonably require in order to
                                               evidence the authorization of, or
                                               consent to, the execution and
                                               performance of the Loan
                                               Documents;

                                       f)      Opinion letter of counsel to
                                               Borrower, addressing the due
                                               formation and good standing of
                                               Borrower, the due authorization
                                               and execution by Borrower of the
                                               Loan Documents and the
                                               enforceability of the Loan
                                               Documents;

                                       g)      Such additional agreements,
                                               certificates, reports, approvals,
                                               instruments, documents, consents
                                               and opinions as Bank may
                                               reasonably request.

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[LOGO]                                                              CONFIDENTIAL
BANKAMERICA                                                     DECEMBER 1, 1998

THE IRVINE COMPANY                               SUMMARY OF TERMS AND CONDITIONS
--------------------------------------------------------------------------------

OTHER DOCUMENTS:                      1.   Bank shall have  received  and
                                           approved the form and content of the
                                           formation organizational and
                                           management documents for each of the
                                           following entities:

                                           a)   Borrower
                                           b)   Newco
                                           c)   Limited Partnership.

                                      2.   Bank shall have established to its
                                           satisfaction (either through
                                           documents executed by Borrower, Newco
                                           and/or Limited Partnership, or
                                           otherwise) that:

                                           a) Limited Partnership will not have
                                      the right to alter the provisions of its partnership documents relating to distributions without the prior written consent of Bank and will not issue additional partnership units unless such newly issued units are provided to Bank as additional security for this Facility.

                                           b) Newco will not have the right to
                                      alter the provisions of its formation and management documents relating to distributions or management, or to admit additional members, without the prior written consent of Bank, and upon foreclosure of the security interest of Bank in the membership interest of Borrower in Newco, the purchaser at foreclosure will succeed to management of Newco.

EVENTS OF DEFAULT:                    Standard for facilities of this type.

EXPENSES:                             Costs and expenses,  including attorney's
                                      fees (including costs and expenses of
                                      outside counsel and the allocated cost of internal legal services), incurred at any time by the Agent and the Arranger in the negotiation, syndication, documentation and closing of this Facility as well as in the ongoing administration of this
                                      Facility, will be paid by Borrower,
                                      regardless of whether the Facility closes.
                                      Borrower would pay all costs and expenses, including legal costs, incurred by the Agent and any Bank in enforcing any loan document.

ASSIGNMENTS &                         Minimum interest a) assigned to an
PARTICIPATIONS:                       assignee Bank and b) retained by the Bank
                                      assigning such interest ("Assigning Bank") must not be less than $25,000,000.
                                      Assignments are allowed in minimum amounts of $10,000,000 and integral multiples of $5,000,000.

                                      Eligible Assignees include commercial
                                      banks with a minimum of $10 Billion in
                                      assets and that have not been involved in material litigation with Agent regarding an assigned, participated or syndicated credit.

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[LOGO]                                                              CONFIDENTIAL
BANKAMERICA                                                     DECEMBER 1, 1998

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


THE IRVINE COMPANY                               SUMMARY OF TERMS AND CONDITIONS
--------------------------------------------------------------------------------

SYNDICATION:                          The arranger would endeavor to syndicate
                                      this Facility to the prospective banks
                                      post close. The Borrower would provide
                                      sufficient financial information as agreed to by Arranger and Borrower. This information may be distributed on a confidential basis to the prospective
                                      Banks. Additionally, Borrower's management would be available upon reasonable notice to participate in bank meetings and to answer questions and actively be involved in the syndication process.

                                      In the event that such syndication cannot be achieved in a manner satisfactory to the Administrative Agent and Arranger under the structure outlined in this Summary of Terms and Conditions, and the Administrative Agent and Arranger determines that changes to pricing, structure or other terms of the Facility are necessary to ensure a successful syndication, the Administrative Agent and Arranger will provide information supporting its determination of required changes to Borrower. Borrower and Administrative Agent will work cooperatively to implement any changes deemed necessary by Administrative Agent and Arranger. A successful syndication would be one in which the Administrative Agent is able to achieve its targeted hold level of $75MM for the Facility. The agreement in this paragraph shall survive closing of the Facility.

VOTING RIGHTS:                        To be determined.

GOVERNING LAW:                        State of California


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[LOGO]                                                              CONFIDENTIAL
BANKAMERICA                                                     DECEMBER 1, 1998

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


THE IRVINE COMPANY                               SUMMARY OF TERMS AND CONDITIONS
--------------------------------------------------------------------------------


                                    EXHIBIT A

FINANCIAL COVENANTS:

         (a) Minimum Consolidated Tangible Net Worth. The Borrower will, as of the last day of any Fiscal Quarter beginning with the Fiscal Quarter ending December 30, 1998, keep and maintain Consolidated Tangible Net Worth at an amount not less than the sum of (i) $500,000,000, plus (ii) twenty-five percent (25%) of its Consolidated Net Income (but only if a positive number) determined on a cumulative basis for each Fiscal Year commencing with the Fiscal Year ending June 30, 1996 (it being agreed, for purposes of clause (ii), in the event Consolidated Net Income is a deficit figure for any such Fiscal Year, the minimum amount of Consolidated Tangible Net Worth required to be maintained under this section (a) shall not be reduced and it being further agreed that, as of June 30, 1997, the sum of (i) plus (ii) was equal to $645,869,000).

         (b) Fixed Charge Coverage. The Borrower will, beginning with the Fiscal Quarter ending December 30, 1998, keep and maintain the ratio of Consolidated EBITDA to Consolidated Fixed Charges for the immediately preceding four consecutive Fiscal Quarters at not less than 1.5 to 1.0.

         (c) Cash Flow Debt Coverage. The Borrower will, as of the last day of each Fiscal Quarter beginning with the Fiscal Quarter ending December 30, 1998, keep and maintain the ratio of Consolidated EBITDA to the sum of (i) Consolidated Fixed Charges, plus (ii) Nondiscretionary Capital Expenditures measured on a consolidated basis for the Borrower, plus (iii) all scheduled principal amortization payments on Debt measured on a consolidated basis for the Borrower, (including any payment consisting of a "balloon" payment at maturity, except for any such payment which is currently refinanced through the incurrence of new Debt or which is covered by a binding take-out credit commitment that will fund at the earlier of
                  (x) the date that is ninety (90) days after such balloon payment or (y) the Maturity), for the immediately preceding four consecutive Fiscal Quarters at not less than 1.05 to 1.00.

         (d) Leverage. The Borrower will not permit, as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 30, 1998, the ratio of Consolidated Total Liabilities to Consolidated Undepreciated Assets to be greater than 0.85 to 1.00.

         (e) Limitation on Debt. The Borrower will not permit, as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 30, 1998: (i) the ratio of (A) Consolidated Unsecured Debt to (B) Consolidated Unencumbered Assets (other than assets which are properly classified as "intangible assets" in accordance with GAAP and other than Unencumbered Assets which are subject to Liens described in clause (iii) of the second sentence of the definition of "Debt") which are owned by the Borrower or by a Subsidiary (provided that, for purposes of this section (e) (i), the value of any Unencumbered Asset which is owned by a Subsidiary shall be multiplied by the percentage of the Borrower's equity interest in such Subsidiary) to exceed 0.45 to 1.00, or (ii) the ratio of Consolidated Total Debt to Consolidated Undepreciated Assets to exceed 0.60 to 1.00.


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[LOGO]                                                              CONFIDENTIAL
BANKAMERICA                                                     DECEMBER 1, 1998

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


THE IRVINE COMPANY                               SUMMARY OF TERMS AND CONDITIONS
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DEFINITIONS:

         "Capitalized Lease" means any lease the obligations for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

         "Capitalized Rentals" of any Person means as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

         "Consolidated EBITDA" means, for any fiscal period, (a) the sum of (i) Consolidated Net Income, (ii) Tax Expense, (iii) Consolidated Interest Expense, (iv) depreciation and amortization expense, (v) certain non-cash expenses (including the historical purchase price of land, adjusted in accordance with GAAP), and (vi) cash distributions received from Investment Entities, minus (b) the sum of (i) any equity in net earnings or net losses of any Investment Entity and (ii) any extraordinary gains (and plus extraordinary losses), all on a consolidated basis as reported for the applicable period in the financial statements of the Borrower. For purposes of determining Consolidated EBITDA, the Borrower shall include in Consolidated Net Income the amount of rental expense and rental income actually paid or received by the Borrower and its Subsidiaries notwithstanding the provisions and applications of FAS 13.

         "Consolidated Fixed Charges" means, with respect to any period, the sum of (a) all Rentals (other than Rentals on Capitalized Leases) under leases payable during such period, and (b) all Consolidated Interest Expense.

         "Consolidated Interest Expense" for any period means on a consolidated basis determined in accordance with GAAP all interest expense (including the interest component of Rentals on Capitalized Leases) and all amortization of debt discount and expense accrued in accordance with GAAP on Debt during such period by the Borrower and its Subsidiaries (including, without limitation, payment-in-kind, zero coupon and other like Securities).

         "Consolidated Net Income" for any period means the gross revenues of the Borrower and its Subsidiaries for such period, less all expenses and other proper charges determined on a consolidated basis in accordance with GAAP.

         "Consolidated Tangible Net Worth" means, as of the date of any determination thereof, the arithmetic difference of:

                  (a) the amount of the capital stock accounts (net of treasury stock, at cost), plus (or minus in the case of a deficit) the surplus and retained earnings of the Borrower and its Subsidiaries, in each case on a consolidated basis, minus

(B) THE NET BOOK VALUE, AFTER DEDUCTING ANY RESERVES APPLICABLE THERETO, OF ALL ITEMS OF THE FOLLOWING CHARACTER WHICH ARE INCLUDED IN THE ASSETS OF THE BORROWER AND ITS SUBSIDIARIES, TO WIT: GOODWILL, PATENTS, PATENT APPLICATIONS, PERMITS, TRADEMARKS, TRADE NAMES, COPYRIGHTS, LICENSES, FRANCHISES, ORGANIZATIONAL EXPENSE, AND SUCH OTHER ASSETS AS ARE PROPERLY CLASSIFIED AS "INTANGIBLE ASSETS" IN ACCORDANCE WITH GAAP.

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[LOGO]                                                              CONFIDENTIAL
BANKAMERICA                                                     DECEMBER 1, 1998

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


THE IRVINE COMPANY                               SUMMARY OF TERMS AND CONDITIONS
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         "Consolidated Total Assets" means, as of the date of any determination thereof, the total amount of all assets of the Borrower and its Subsidiaries as are properly classified as "assets" in accordance with GAAP, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Total Debt" means, as of any date of determination, all Debt of the Borrower and its Subsidiaries, determined on a consolidated basis eliminating intercompany items in accordance with GAAP.

         "Consolidated Total Liabilities" means, as of any date of determination, the total liabilities of the Borrower and its Subsidiaries on that date, as determined in accordance with GAAP on a consolidated basis and as reported for the applicable date in the financial statements of the Borrower; provided, however, that for purposes of this definition deferred taxes shall be calculated at a combined federal and state income tax rate of 41%.

         "Consolidated Undepreciated Assets" means, as of any date of determination, all Undepreciated Assets of the Borrower and its Subsidiaries, determined on a consolidated basis eliminating intercompany items in accordance with GAAP.

         "Consolidated Unencumbered Assets" means, as of any date of determination, all Unencumbered Assets of the Borrower and its Subsidiaries, determined on a consolidated basis eliminating intercompany items in accordance with GAAP.

         "Consolidated Unsecured Debt" means, as of any date of determination, all Unsecured Debt of the Borrower and its Subsidiaries, determined on a consolidated basis eliminating intercompany items in accordance with GAAP.

         "Debt" means, with respect to any Person, without duplication, (a) its liabilities for borrowed monies, (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable in the ordinary course of business, but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any property),
         (c) its Capitalized Lease obligations, (d) all liabilities for borrowed money secured by a Lien with respect to any property owned by such Person (whether or not it is assumed by such Person or such Person otherwise becomes liable for such liabilities), (e) all liabilities with respect to any unreimbursed draws on letters of credit and (f) any Guaranty of such Person with respect to any of the foregoing. In no event shall the term "Debt" include (i) any assessment, community facilities or other improvement district obligation or other governmental or quasi-governmental levies or (ii) any Uniform Commercial Code filing made in connection with the financing of trade fixtures of lessees of the Borrower's property or (iii) any amounts secured by a Lien encumbering property of the Borrower which is subject to an option to purchase to the extent such amounts secured by such Lien (1) represent indebtedness for borrowed money of the optionee and not of the Borrower, (2) were intended to be and are used by the optionee to improve such property and (3) do not, at any time, secure indebtedness for borrowed money in excess of $100,000,000.

         "GAAP" means generally accepted accounting principles applied on a consistent basis, except as otherwise specifically provided in this Agreement.

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BANKAMERICA                                                     DECEMBER 1, 1998

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         "Guaranty" by any Person means, all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Debt, dividend or other obligation of any other Person (the "Primary Obligor") in any matter, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Debt or obligation or any property or assets constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain working capital or any balance sheet condition or any income statement condition or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation; (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of the Primary Obligor to make payment of the Debt or obligation; or (d) otherwise to assure the owner of the Debt or obligation of the Primary Obligor against loss in respect thereof. For the purposes of all computations made pursuant to this definition, a Guaranty in respect of any Debt for borrowed money shall be deemed to be Debt equal to the principal amount of such Debt for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets excluding any accounts payable incurred in the ordinary course of business, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capitalized Rentals, (e) obligations with respect to any unreimbursed draws on letters of credit and (f) Guaranties of obligations of others of the character referred to in this definition.

         "Investment Entity" means a Person in which the Company's investment is shown on the Company's financial statement under the equity method of accounting in accordance with GAAP.

         "Lien" means any interest in property securing Debt owed to, or a claim by, a Person, other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, lien, charge, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property to the extent such instruments secure Debt. For the purposes of this definition, the Company or Subsidiary shall be deemed to be the owner of any property which it has acquired or holds

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[LOGO]                                                              CONFIDENTIAL
BANKAMERICA                                                     DECEMBER 1, 1998

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         subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "Nondiscretionary Capital Expenditures" means an amount equal to:

                  (a) The aggregate of all "capital expenditures" made with
                      respect to any of the Company's Investment Properties which at any time have been at least 90% occupied and which have been in operation for at least twelve months at the beginning of the Fiscal Quarter in which such expenditure is made (excluding, however, all "capital expenditures" made with respect to any of the Company's investment properties during any period of major expansion or major renovation and during any period after the completion of such expansion or renovation until such investment property is at least 90% occupied, provided that the costs of such expansion or renovation are reimbursed from project-specific financing); plus

                  (b) The aggregate of all expenditures made to maintain
                      entitlements  granted by a Governmental
                      Agency for the development of land; minus

                  (c) The proceeds of any loan obtained and used by the Company for the specific purpose of financing or reimbursing the Company for the cost of such "capital expenditures" or expenditures.

         For the purpose of this definition, the term "capital expenditures" includes the cost of any routine capital replacement program, tenant improvements, leasing commissions and extraordinary capital expenditures (such as renovations, expansions and asbestos abatement programs).

         "Non-Recourse Debt" means any Debt: (a) under the terms of which the payee's remedies upon the occurrence of an event of default are limited to specific, identified assets of the payor which secure such Debt and
         (b) for the repayment of which the payor has no personal liability beyond the loss of such specified assets, except for liability for fraud, material misrepresentation or misuse or misapplication of insurance proceeds, condemnation awards or rents, existence of hazardous wastes or other customary exceptions to nonrecourse provisions.

         "Rentals" means, and includes as of any date of any determination, all fixed payments (including all such payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed on the basis of minimum sales volume or gross revenues.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

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BANKAMERICA                                                     DECEMBER 1, 1998

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         "subsidiary" means, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation.

         "Subsidiary" means a subsidiary of the Company; provided that, in no event shall the term "Subsidiary" include a corporation (1) which is a general partner of a partnership in which the Company is a limited partner, (2) more than 50% (by number of votes) of the Voting Stock of which the Company is deemed, for any purpose, to beneficially own, directly or indirectly, by reason of the fact that the Company has the right to convert (but has not converted) all or a portion of its limited partnership interest into more than 50% of such Voting Stock, and (3) which the Company is not required to consolidate under GAAP.

         "Undepreciated Asset" means, as of any date of determination and with respect to any Person, the value of an asset owned by such Person plus the allowance for accumulated depreciation for such asset on that date, as determined in accordance with GAAP and as such value and depreciation are reported for that date in the financial statements of the Person.

         "Unencumbered Asset" means, with respect to any Person, an Undepreciated Asset of such Person, which is not subject to a Lien securing any Debt of such Person.

         "Unsecured Debt" means Debt of the Company or its Subsidiaries which is not secured by a Lien on any asset of the Company or any of its Subsidiaries.

         "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

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[LOGO]                                                              CONFIDENTIAL
BANKAMERICA                                                     DECEMBER 1, 1998

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